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Tejon Ranch Co.

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On May 6, 2025, Tejon Ranch Co.’s new President & CEO Matthew Walker presented at Oppenheimer’s 20th Annual Industrial Growth Conference. The presentation and transcript from this presentation are included below.

2025 Oppenheimer Industrial Growth Conference Turning Legacy Into Lasting Value Matthew Walker, President & CEO MAY 6, 2025

Safe Harbor Statement Statements in or accompanying this presentation that relate to or are based on plans, projections, expectations, assumptions, future events and results are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. Many factors could affect Tejon Ranch Co.’s (“TRC”) actual results, and variances from TRC’s current expectations regarding such factors that could cause actual results to differ materially from those expressed in these forward-looking statements. The potential risks and uncertainties include, but are not limited to, market and economic forces, availability of financing for land development activities, expectations about performance of real estate development projects, competition, and success in obtaining various governmental approvals and entitlements for land development activities. For a detailed description of risks and uncertainties that could cause differences, please refer to TRC’s periodic filings with the Securities and Exchange Commission. TRC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to unduly rely on these forward- looking statements. 2

CEO Introduction: Bringing Experience & Ingenuity For The Next Phase of TRC Growth



Matthew (Matt) Walker
President and CEO: April 1, 2025 - Present
Age: 54
Experience: 24+ years' experience as a trained architect working in resort and residential development, residential sales and marketing, master planned community entitlement and development, capital development, joint venture formation as well as resort value add investment and expansion

Lowe is a private real estate company, with 53 years of real estate investment, development and management experience. The company creates commercial properties, hotel properties, multifamily properties, and retail properties.

Relevant Experience Includes



Woodlands Resort, The Woodlands, TX



Wild Dunes, Isle of Palms, SC



Spruce Peak at Stowe, Stowe, VT



Terranea, Rancho Palos Verdes, CA



Ivy Station, Culver City, CA



Town and Country, San Diego, CA

Property Snapshot: SUNCADIA
Location: 83 miles east of Seattle on I-90
(Tejon Ranch is 75 miles from Downtown LA)

2003 Lowe Acquired	**6,300** Acres	**4,378** Total Residences Planned
1,500 Residences Sold to Date	**2** Hotels	**3** Golf Courses



Source: Company Website.

TEJON RANCH

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Tejon Ranch: A Unique California Land Asset • One Ranch, One Company: Tejon Ranch Company is a unique public company • We own one asset, the ranch: At 270,000 acres, we are California’s largest privately held contiguous land holding • One singular mission: Maximize the value of our land for long- term shareholder benefit • Our differentiated, competitive advantage: Proven ability to obtain valuable approvals in California’s complex regulatory landscape • Value creation strategy: Create recurring cash flow today, be strategic about timing/capital deployment to reinvest into a transformational upside Increased regulatory barriers of entry into California real estate development creates value with approved (entitled and litigated) real estate projects. 4

Vision: Nexus Of Growth

Secular changes in demographics, housing and industrial support Tejon's business strategy

- **Regional Demographic Migration Supports Demand:** Los Angeles County and its population of ~10mm migrates North, the last remaining growth corridor. Furthermore, net migration south from Kern County supports additional growth
  - ➢ *Tejon Ranch in path of population migration*
- **Planned Community Development Offers Key Solution to California's Housing Crisis:** California is undersupplied by an estimated 2.5mm homes according to the California Select Committee on Permitting Reform; TRC plays a key role in solving that shortfall, providing ~35k housing units through its MPC developments
  - ➢ *Sustained long-term demand for Tejon Ranch residential*
- **Rise of Industrial Development:** Tejon Ranch sits in a prime location to service a growing and active region, located adjacent to Interstate 5, California's primary north-south artery. E-commerce requires exponentially more space, and Tejon Ranch's facilities are the hub serving the smaller regional or last mile facilities
  - ➢ *Tejon Ranch in path of industrial growth*



SAN JOAQUIN VALLEY
Bakersfield
Kern
SIERRA NEVADA MOUNTAINS
San Bernardino
90 Miles
99
5
San Luis Obispo
Tejon Ranch
58
HIGH DESERT
Santa Barbara
60 Miles
SANTA MONICA MOUNTAINS
Ventura
15
138
126
30 Miles
Santa Clarita
Los Angeles
SAN GABRIEL MOUNTAINS
Inland Empire
SAN BERNARDINO MOUNTAINS
405
Los Angeles
SAN JACINTO MOUNTAINS
PACIFIC OCEAN
Riverside
Orange
Ports of Los Angeles and Long Beach

TEJON RANCH
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An Ecosystem Built for Economic Growth

Tejon Ranch's business units are vitally interconnected, generating near-term returns that create long-term value.

- **Farming operations** support long-term water contracts that contribute to the water supply critical for 35k homes.
- **Grazing leases and hunting programs** support the development projects through promotion of environmental stewardship, fire prevention and habitat balance across the ranch.
- **Strategic leasing** - including energy, solar, rights-of-way, and commercial/industrial real estate - monetizes underutilized land while preserving optionality.
- **Tejon Ranch Commerce Center ("TRCC")** cash flows fund investment, planning, permitting and infrastructure needed to advance developments.
- **Each business line serves a dual purpose: generating near-term returns while enabling long-term value creation across our primary asset, the 270,000-acre Ranch.**



Commercial / Industrial (16% Total Assets)
Resort / Residential (54% Total Assets)
Farming Operations (9% Total Assets)
Mineral Resources (9% Total Assets)
Ranch Operations (<1% Total Assets)

Interconnectedness Enhances Value of All Segments

Note: Excludes ~10% Corporate Assets.

TEJON RANCH
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Tejon Ranch Commerce Center – Harvesting Value

10 years of securing entitlements at TRCC have produced $110 million of cumulative cash flows to date

1 Retail/Outlets

674,000 sf of commercial retail built, with a total 282,000 sf remaining to build.
95% Occupancy

Investment thesis: Capture highly active I-5 traffic with premier rest stop in California. I-5 has ~20k vehicles exit a day on average

Tenants include Nike, Polo, Tommy Hilfiger



2 Industrial

7mm sf of industrial built to date, with 11.1mm sf of remaining entitlement.
100% Occupancy

Investment thesis: Leverage 7mm sf located 2 hours from Port of LA with ability to distribute goods throughout State

National representation includes IKEA, Caterpillar, Nestle, Famous Footwear, etc.


IKEA

3 Residential

Terra Vista will include up to 495 units, with the first 228 units delivered in 2025.
First residents moved-in

Investment thesis: Provide much needed housing for thousands of workers at TRCC and growing bed base in Bakersfield/Kern County




Existing Development
Future Development
Water/Wastewater Improvements
Sunrise Brands
IKEA
Nestle
Caterpillar
Camping World & Transformco
L'Oreal & Rectorseal
Plant Prefab
Travel Centers of America
Famous Footwear
Golden Touch Imports
Petro Travel Center
Terra Vista
The Outlets
Held by Third Party
Dollar General
Dollar General & P3
IKEA
5

Land entitled for an additional 1.1mm sf of industrial space was sold to a third party

TRCC Cumulative Cash Flows includes distributions from commercial and industrial development

TEJON RANCH

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Tejon Ranch’s Value Creation Strategy Maximizing Land Value. Monetizing Potential. Illustrative Land Value Creation $30,000 - $1,200,000 / acre • Scale Commercial and Industrial Cash +5 – 10x Flow at TRCC with development that meets the market $1,500 - $10,000 / acre • Monetize Legacy Land Uses and Unentitled Ranch Land Fully Entitled Commerical Retail, Commodity Businesses to Fund Industrial and Residential Land Growth TRCC (Commercial/Industrial): Value Creation Over Time (TRCC cumulative cash flows in $ in millions │Land value over time in $ per sq.ft) $10 • Advance Entitlements for High-Value Land Value Over Time $100 $8 TRCC Cumulative Cash Flows Master Planned Communities (MPCs) $9.00/SF $60 $6 $20 $4 • Activate Residential Development to ($20) $2 Drive Long-Term Cash Flow and $0.57/SF ($60) $0 Increase Net Asset Value 2000 2005 2010 2015 2020 2025 8 TRCC Cumulative Cash Flows

Unlocking the Upside: TRC is an Undervalued Opportunity

Market Value Captured Entirely at TRCC

Illustrative Impact of TRCC to Net Asset Value (NAV) / Share(1)



$20.11
+132.1x
High end of range
+96.3x
Low end of range
$14.65
$0.15
2000
2024

Successful Entitlements Create Significant Step-up in Land Value

* Prices quoted in the market and determined by final use.

Unentitled Ranch Land With Water Rights
$1,500-10,000/acre

Post Entitlement Developable Land
5-10x or more Step-up in Value

Commercial/retail land ($6.00 - $27.00 per sq. ft.*)
~$260,000 - ~$1.2mm/acre

Industrial land ($9.00 per sq. ft.*)
~$390,000/acre

Residential land (eentitled unimproved land*)
~$30,000 - ~$105,000/acre

Master Planned Community Development Drives Compounding Long Term Value

Mountain Village	Grapevine	Centennial
3,450 units and 750 hotel rooms	**12,000 units**	**19,333 units**
160k sf commercial	**5.1mm sf commercial**	**10.1mm sf commercial**
Approved Tentative Tract Map for 752 lots and a Final Map for 401 lots	Approved and ready for mapping	Approved by County, currently in appellate process
Second home luxury community/ Primary home community	Primary community serving Southern Kern County	Primary community serving Northern Los Angeles County

(1) TRCC Net Asset Value (NAV) Per Share is a non-GAAP financial measure. Please refer to the Reconciliations and Additional Information section of the Appendix for additional information.

TEJON RANCH
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Q&A 10

APPENDIX Executive Compensation 11

WORKING LAND DIVISIONS Executive Compensation 12

Farming

In the San Joaquin Valley, TRC farms permanent crops, including wine grapes, almonds, pistachios and olives. TRC periodically leases land used for vegetable growing, which can also be used for the development of permanent crops, such as almonds.

Wine grapes - 1,036 total acres

Almonds - 2,116 total acres
- 1,357 in production
- 759 under development

Pistachios - 935 total acres

Olives – Planting 160 acres in 2025, with 160 additional acres planned in 2026

~4,400 acres of permanent crops; pricing estimate data show average values of ~ $1,500 - $10,000/acre[1], depending on the crop and crop location in the White Wolf basin, and two sources of water (surface and ground)



(1) Range of values includes unentitled ranch land through agricultural land with water contract.

TEJON RANCH

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Mineral Resources TRC’s mineral resource segment consists of oil and gas royalties, rock and aggregate royalties, royalties from a cement operation Oil/gas leased to the National Cement Company of California, Inc., and • 12,015 acres currently under lease the management of water assets and water infrastructure. We • 302 active wells continue to look for opportunities to grow our mineral resource revenues through expansion of leasing and encouraging new exploration Mineral resources revenues 2024 2023 2022 2021 ($ in thousands) Minerals Oil and gas $856 $1,005 $1,340 $737 • 2,000 acres under lease to National Cement 2,024 1,903 1,937 1,910 • Two aggregate leases totaling 521 acres Rock aggregate Cement 2,759 2,652 2,871 2,210 1 29 94 119 Exploration leases Water • 154,399 total acre-feet of water held for future use and purchased Water sales 4,383 8,033 14,658 15,523 water contracts 191 902 695 488 Reimbursables and other − Water sales are impacted by rainfall and state water project $ 10,214 $14,524 $21,595 $20,987 Total mineral resources revenues deliveries. 2021 and 2022 were below average rainfall years Data source: 2024 Form 10-K. 14

Ranch Operations Ranch Operations include grazing lease and game management revenues, land maintenance activities as well as ancillary land uses such as filming Approximately 256k acres are being used for two grazing leases. These lease together are ~45% of revenues for the segment. Game management provides guided hunts for trophy elk, deer, turkey and wild pig throughout the Spring and Fall hunting seasons. Assist with overall management of ranch lands and species balance. Ancillary activities such as filming have attracted hundreds of filming projects ranging from commercials to feature films. Data source: 2024 Form 10-K. 15

TEJON RANCH COMMERCE CENTER TEJON RANCH COMMERCE CENTER

From Pioneering Opportunity to Institutional Real Estate • Lengthy entitlement processes and CEQA litigation defense (1997- TRCC: Industrial Land Value Over Time ($ per sq.ft.) 2007) have paved the way for future growth $10 $9.00/SF − Travel Plaza: 2 Years $9 $8 − TRCC-West: 3 Years $7 $6 − TRCC East: 7 Years $5 − Entitlement has only grown more complex, thereby creating even $4 $3 larger barriers to entry in CA $2 $0.57/SF • Since inception, industrial land prices have increased 1,479% $1 $0 • Today, thousands of people are employed at the Commerce Center 2000 2005 2010 2015 2020 2025 • Tejon is successful at execution: Admin member of outlets JV, delivering asset on time, on budget, on vision • Executing Terra Vista apartments on balance sheet without a partner • Prudently leveraged capital through joint ventures − Industrial: Majestic, Dedeaux − Retail: TravelCenters of America, Rockefeller • Opportunistic land sales to end users, including Ikea, Nestle and Caterpillar • Opportunities to increase recurring cash flow over time 17

TRCC – Building Stable Long Term Recurring Cash Flow (2) TRCC Cumulative Cash Flows (commercial/industrial) • Cash flows reflect “hockey stick effect” as investments in ($ in mm) start-up period transition to recurring cash flow $120 (1) • Standalone NAV of TRCC of ~$14-20/share exceeds $100 $80 company market cap without including value of other $60 business units or undeveloped land $40 • TRCC has generated $110mm of cash flow from $20 commercial and industrial development to date $0 ($20) • Keys to TRCC's long-term success: ($40) − Tejon owns the vast majority of undeveloped land which 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 2024 allows new supply to be effectively managed (1) Illustrative Impact of TRCC to Net Asset Value (NAV) / Share − In contrast, the Inland Empire, with fractured ownership, $20.11 +132.1x saw speculative supply growth and spiking vacancies − We limit new supply at TRCC which allows us to maintain High end of range low vacancy +96.3x − Future development is based on market demand, avoiding $14.65 Low end of range overbuilding $0.15 (1) TRCC Net Asset Value (NAV) Per Share is a non-GAAP financial measure. Please refer to Reconciliations and Additional Information in the Appendix. 2000 2024 (2) TRCC Cumulative Cash Flows includes distributions from commercial and industrial development. 18

MASTER PLANNED COMMUNITIES

Tejon Ranch is a Master Planned Community Developer • Master Planned Community development is the large-scale planning, zoning and building of an entire community Irvine Ranch Master Planned Community in Southern California – Creation of a mixed-use project that integrates housing, amenities, and commercial space to create a self-sustaining living environment – In this capacity, an MPC developer serves in a quasi-municipal function, conserving, preserving and stewarding the land to enhance value • Business model requires long-term view, and development can take 25+ years • California MPCs must additionally comply with the state’s rigorous environmental reporting and protection laws, including CEQA, and must often overcome litigation • Several successful Southern California MPC's have followed a similar playbook – Irvine Ranch: 93k acres, began in 1977, home to 250K+ residents. Includes residential Rancho Mission Viejo villages, shopping centers, parks, schools and offices of several Fortune 500 companies Master Planned Community in Orange County, California – Rancho Mission Viejo: 23k acre ranch, home to 10K+ residents, broke ground in 2013 following 13-year entitlement and design process – Valencia/Newhall Ranch: 15k acres, up to 21,500 homes, completed first phase in 2019 after 25-year entitlement process and litigation, 11.5mm SF of commercial space, 50 miles of trails, 275 acres of parks and 10k acres of open space, Five Point Holdings • Value of public companies developing MPCs in capital markets is often not accurately reflected until active sales and construction is underway Valencia/Newhall Ranch Master Planned Community in Los Angeles County, California 20

Replicating The Success of TRCC in Other MPCs Following the success of TRCC, we are in the process of developing our other three MPCs, which will be activated in the coming years Entitlement State + Federal permits Tract/final maps Construction Operations • Obtain necessary permits • Detailed map/ engineering • Obtain permitting • Cash Flow • Create a development from: level designs for: to commence Generating plan − State Department of Fish − Lot layouts construction • Prepare environmental and Wildlife− Grading • Develop impact report − Regional Water Quality − Amenities + infrastructure and • Obtain project approval Control Board infrastructure including real estate from the County Board of − US Army Corps of sewer + water systems Supervisors Engineers Grapevine Mountain Village TRCC North 19,333 units 12,000 units 3,450 units and 750 hotel rooms, 10.1mm sf commercial 5.1mm sf commercial Approved Tentative Tract Map for 752 lots and a Final Map for 401 lots Primary community Primary community serving Northern Los serving Southern Kern 160k sf commercial Angeles County County Primary/second home luxury community Note: CEQA litigation delays development within the state *Currently addressing remaining issues in litigation/entitlement process 21

We Have Made Significant Progress to Entitle the MPCs

The entitlement process and successful defense against CEQA litigation in California takes time, but we have made substantial progress on activating each of the MPCs

TRCC (10 Years to Entitle)

- ✓ Adopted Specific Plans and Certified EIRs (TRCC West and TRCC East)
- ✓ Successful Appellate Court Litigation Defense
- ✓ Approved 10 year Development Agreement
- ✓ US Fish and Wildlife Service Permits
- ✓ Parcel Maps
- ✓ Foreign Trade Zone established

Mountain Village (14 Years to Entitle)

- ✓ Adopted Specific Plan and Certified EIR
- ✓ Approved 30 year Development Agreement
- ✓ Successful Kern County Superior Court Litigation Defense
- ✓ Successful Appellate Court Litigation Defense
- ✓ Successful Federal Court Litigation Defense TUMSHCP[1]
- ✓ CA Department of Fish and Wildlife Permits
- ✓ US Fish and Wildlife Service Permits
- ✓ CA Department of Water Resources Beartrap Turnout Permit
- ✓ US Army Corps of Engineers 404 Permit
- ✓ FEMA Conditional Letter of Map Revision – Floodplain Modification
- ✓ Tentative Tract Map – 752 Dwelling Units
- ✓ Final Tract Map – 401 Dwelling Units
- ✓ Commercial Site Plan – Farm Village Phase 1

Grapevine (10 Years to Entitle)

- ✓ Adopted Specific Plan and Certified EIR
- ✓ Successful Kern County Superior Court Litigation Defense
- ✓ Approved 30 year Development Agreement

Centennial (27+ Years to Entitle)

- ✓ Approval of Regional Area Plan/Zoning: Antelope Valley Area Plan (AVAP); land uses approved for master plan
- ✓ Adopted Specific Plan and Certified EIR
- ✓ Approved 30 year Development Agreement
- • Appellate Court Litigation Defense Ongoing[2]
- • SEIR (released for public review)

These milestones have already significantly increased land/asset value by a significant multiple, without these achievements, entitlement and further potential for increased future cash flow cannot happen

TRCC	Mountain Village	Grapevine	Centennial
Activated and Under Development	Activated and Ready to Capitalize and Solicit JV Partners	Activated and Ready to Begin Mapping	Appellate Court Defense Ongoing

(1) Tehachapi Upland Multiple Species Habitat and Conservation Plan
(2) Includes resolution of LA Superior Court's decisions regarding Climate Resolve Settlement Agreement and LA County approval of AVAP

TEJON RANCH

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As a Land Developer, We Create Value Over Time through Entitlement and Approval Processes A Raw Land E Construction Entitlement/ Groundbreaking B F Litigation Defense C State & Federal Permits G Homesite Closings D Tract/Final Maps H Home Closings Up Front Investments Lead to Cash Flows in Later Years A B Represents Cumulative Cash Flow Year 25+ C H Year 0 D E F G 23

Land Development Process: Adding Value To Land Retail Home Finished Home Purchase Profit Margin Sale Price Homebuilding Custom Lot Sale to Costs A Buyer Custom Lot B Sale Price Additional Profit Homebuilder Margin Purchases Finished Pad Sale Price Profit Margin 5-10x or more Step-up in Value MPC Infrastructure Finished Lots Can Either Be Sold: Master Developer and Amenities A. To Custom Home Buyers on a Improvements A retail basis Entitled Land B. To Homebuilders on a Value B wholesale basis Profit Margin 5-10x or more Step-up in Value Master Developer Entitles Remaining Costs to Entitle Unentitled Ranch Land Value Unentitled Ranch Land Value Entitled Land Finished Pads Finished Home Homebuilding Activities: Tejon Ranch Company Activities: High Margin, Lower Price Higher Price, Low Margin 24

Value Creation Through Successful Entitlements

Resources, strategy and expertise in obtaining approvals to transform raw land into a monetizable real estate asset to drive shareholder value

Unentitled ranch land[(1)]

$1,500-10,000/acre

Post Entitlement Developable Land

5-10x or more Step-up in Value

Commercial/retail land

~$260,000 - ~$1.2mm/acre

$6.00 - $27.00 per sq. ft.*

Industrial land

~$390,000/acre

$9.00 per sq. ft.*

Residential land

~$30,000-105,000/acre

Entitled, Unimproved Land

Finished Pads/Lots $770k-2.5mm/acre*

*Prices quoted in the marketplace and dependent on the size of the lot and final use

(1) Range of values includes unentitled ranch land through agricultural land with water contract.

TEJON RANCH

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Residential real estate development Kern County Mountain Village • Location: 70 miles north of Los Angeles off Interstate 5 • Entitlements: 3,450 residential units, 750 hotel keys (guestrooms), 160k sq.ft. of commercial space − Prevailed in state California Environmental Quality Act (CEQA) and federal challenges − First final tract map & commercial site plan approved − Approved tentative tract map for 752 lots and Final Tract Map for 401 lots − 53k initial phase Farm Village commercial center • Positioning: Initially a drive-to second home resort community for Southern Californian market, evolving to mix of primary and second home ownership Entitlement State + Federal permits Tract/final Maps Construction Permits Operations Mountain Village 26

Residential real estate development Kern County Grapevine • Location: 30 miles south of Bakersfield • Entitlements: 12,000 residential units/5.1 mm sq. ft. of commercial and industrial development − Successfully defended CEQA challenge with respect to approved Specific Plan − Active in advancing federal and state permitting − Negotiating with Caltrans on new I-5 freeway interchange • Positioning: Primarily family-oriented and active adult market-rate homes supporting San Joaquin Valley and LA County growth • Next steps: Finalize initial phase site plan and begin mapping process Entitlement State + Federal permits Tract/final Maps Construction Permits Operations Mountain Village 27

Residential real estate development Los Angeles County Centennial • Location: 70 miles north of Los Angeles off SR 138 • Program: 19,333 residential units/10.1mm sq.ft. of commercial space • Positioning: Large-scale residential and mixed-use community to help address region’s housing needs, while embracing sustainability and conservation • Entitlement Status: − The AVAP, providing base-level zoning for Centennial, was approved by LA County in 2015 and upheld by the appellate court in 2018 − April 2019 LA County Board of Supervisors approves specific plan and development agreement − Currently addressing remaining issues in litigation/entitlement process Entitlement State + Federal permits Tract/final Maps Construction Permits Operations Mountain Village 28

FINANCIALS

Conservative Balance Sheet with Significant Liquidity TRC maintains a conservative balance sheet with the right capital markets tools that provide liquidity to be opportunistic and flexible • Total capitalization and low leverage. Including pro rata share (“PRS”) of unconsolidated joint venture (“UJV”) debt, total ($ in millions) 2024 2023 2022 2021 market capitalization at year end 2024 was $605.4mm, consisting of $426.5mm of equity market capitalization and Cash and Marketable Securities $53.7 $64.5 $72.6 $47.2 $178.9mm of debt, for an adjusted debt to total market (1) capitalization of 29.5% . • High Liquidity. At year end 2024, cash and marketable securities totaled $53.7mm with availability on the credit facility of Total Assets 608.0 577.5 566.8 546.0 $93.1mm for total liquidity of $146.8 million. The 2017 Rights Offering, which is a mechanism the company has used to raise additional liquidity, was 2.5x oversubscribed. (1,2) • Low net debt to adjusted EBITDA . The ratio of total debt, Total Debt 66.9 47.9 49.9 52.6 including PRS of UJV debt, net of cash and marketable securities, including PRS of UJV cash and marketable securities (“Net Debt”), of $113.9mm, to 12/31/2024 adjusted EBITDA of $23.4mm was 4.9x. Shareholders' Equity 473.6 467.7 462.2 441.1 • Unencumbered balance sheet. No secured debt provides ultimate flexibility with assets. Source: 2024 & 2022 Form 10-K. (1) Adjusted Debt, Net Debt, and Net Debt to Adjusted EBITDA are non-GAAP measures that we present because we believe they provide useful information regarding our liquidity, capital structure, and ability to service our debt. Please refer to Reconciliations and Additional Information in the Appendix. (2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix for additional information. 30

Disciplined Approach to Spending, With a Shift Towards Cash Generating Assets • Disciplined approach to investments: A portion of investments are nondiscretionary (e.g. taxes), whereas others are discretionary and increase the value of our landholdings • MPC Discretionary Spending has Dropped: Discretionary spending in MPCs has dropped 38% over the past five years, as MPCs have advanced through the entitlement stage of development • MPCs are a Smaller Share of Investing Spend: MPC discretionary spending now represents less than 6% of total real estate investing activities, demonstrating Tejon’s responsible stewardship of shareholder capital • Efficient Staffing: Reduced FTE count from 155 to 82 over 10 years • Prudent Capital Allocation Strategy: Tejon also maintains extremely conservative debt levels (29.5% adjusted debt to market cap) which provide maximum flexibility ($146.8 mm of liquidity as of (1) YE2024) for future capital allocation Source: Company filings. (1) Adjusted debt to market cap is a non-GAAP financial measure. Please refer to Reconciliations and Additional Information in the Appendix.. 31

Operating Segment Revenue Revenues ($ in millions) : 2024 2023 2022 Real estate - commercial/ industrial $23.4 $18.6 $48.3 (Incl Joint Ventures) Mineral resources $10.2 $14.5 $216 Farming $13.9 $14.0 $13.0 Ranch operations $5.2 $4.5 $4.1 Investment/ Gain $2.3 $2.6 $0.6 Total Revenues $55.0 $54.2 $87.6 Net Income $2.7 $3.3 $15.8 Adjusted EBITDA (Non- GAAP)* $23.4 $21.4 $37.7 Adjusted EBITDA is a non-GAAP financial measure. Please refer to the Reconciliations and Additional Information section of Appendix for additional information. Data source: 2024 & 2022 Form 10-K. 32

Strong Balance Sheet and Cash Flow Committed to maintaining financial flexibility ($ in millions) 2024 2023 2022 Cash and Marketable Securities $53.7 $64.5 $72.6 Total Assets 608.0 577.5 566.8 Total Debt 66.9 47.9 49.9 Shareholders' Equity 473.6 467.7 462.2 Operating Cash Flow 14.3 13.7 8.5 Data source: 2024 & 2022 Form 10-K. 33

RECONCILIATIONS AND ADDITIONAL INFORMATION

Non-GAAP Adjusted EBITDA Reconciliation ($ in thousands) 2024 2023 2022 2021 Net income $2,688 $3,265 $15,810 $5,342 Net Income (loss) attributed to non-controlling interest (2) -- 2 (6) Interest, net Consolidated, interest income (2,273) (2,557) (634) (57) Our share of interest expense from unconsolidated joint ventures 6,165 4,879 2,974 1,708 Total interest, net 3,892 2,322 2,340 1,651 Income taxes 976 2,323 7,393 3,821 Depreciation and amortization Consolidated 4,885 4,806 4,628 4,594 Our share of depreciation and amortization from unconsolidated joint ventures 6,753 5,418 4,618 4,639 Total depreciation and amortization 11,638 10,224 9,246 9,233 EBITDA (Non-GAAP) 19,196 18,134 34,787 20,053 Stock compensation expense 4,182 3,252 2,877 4,271 Asset abandonment charges -- -- -- -- Adjusted EBITDA (Non-GAAP) $23,378 $21,386 $37,664 $24,324 Data source: Company data. 35

Non-GAAP Net Debt / Adjusted EBITDA Reconciliation GAAP Reconciliations Non-GAAP Reconciliations As of December 31, 2024 ($ in millions) 2024 As of December 31, 2024 ($ in millions) 2024 Net Debt (GAAP) Debt TRC Debt $66.94 Pro Rata Share of JV Debt $111.91 Less: TRC Cash and Marketable Securities (53.71) TRC Debt 66.94 Net Debt (GAAP) $13.24 Total Adjusted Debt (Non-GAAP) $178.85 Net Income 2.69 Cash and Marketable Securities Net Debt/Net Income (GAAP) 4.9x Pro Rata Share of JV Cash and Marketable Securities $11.20 TRC Cash and Marketable Securities 53.71 Total Adjusted Cash and Marketable Securities (Non-GAAP) $64.91 Net Debt (Non-GAAP) Total Adjusted Debt (Non-GAAP) $178.85 Less: Total Adjusted Cash and Marketable Securities (Non-GAAP) (64.91) Net Debt (Non-GAAP) $113.95 Adjusted EBITDA (Non-GAAP) 23.38 Net Debt/Adjusted EBITDA (Non-GAAP) 4.9x Data source: Company data. 36

Additional Information and Where to Find It Tejon has filed a definitive proxy statement on Schedule 14A and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting of Shareholders. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TEJON AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents Tejon files with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Tejon are also available free of charge by accessing Tejon’s website at www.tejonranch.com. Participants Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s definitive proxy statement filed with the SEC on April 3, 2025 under “Supplemental Information Regarding Participants in the Solicitation” in Appendix A, which is available free of charge at the SEC’s website at www.sec.gov. Non-GAAP Financial Measures Adjusted EBITDA: We use Adjusted EBITDA to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA (earnings before interest, taxes, depreciation, and amortization), excluding stock compensation expense. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis, before the effects of taxes, depreciation and amortization, and stock compensation expense. By excluding interest expense and income, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods and among other companies without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use. Quantitative reconciliation of historical measures of Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, is provided on a previous slide. Impact of TRCC on Net Asset Value (NAV) Per Share: The inputs used in calculating NAV are derived from publicly available disclosures and third-party market data. Tejon Ranch Co.’s share of depreciation and interest expense for unconsolidated joint ventures, as disclosed in the Company’s SEC filings, was used to estimate Net Operating Income (“NOI”) attributable to its 50/50 joint ventures, excluding the TA/Petro investments. Cap rates applied to the NOI are based on average market rates for industrial and retail assets published in the most recent PwC Real Estate Investor Survey. Land value assumptions, including the $1,500 per acre estimate, reflect legacy benchmarks historically applied to quality grazing land. Due to the aggregation of NOI for outlet and industrial assets in the disclosures, a uniform cap rate was applied across both asset types for valuation purposes. We believe TRCC NAV Per Share is useful to shareholders because it illustrates the current value of our strategic assets, and management uses this measure to evaluate contribution of TRCC relative to overall company NAV. Other companies may calculate NAV and measures associated with it differently. We do not believe there is a directly comparable GAAP measure to TRCC NAV Per Share. Net Debt / Adjusted EBITDA: We use Net Debt / Adjusted EBITDA as a non-GAAP financial measure to evaluate our capital structure and ability to service our debt. Management believes this ratio provides useful insight into leverage trends and capital efficiency. Net debt includes TRC debt and the company’s pro rata share of debt held at unconsolidated joint ventures, offset by consolidated and pro rata cash. Adjusted EBITDA is used as a proxy for core operating performance. A reconciliation is provided above. 37

MATTHEW WALKER: Good afternoon and good morning, everyone. This is Tyler Latori from Oppenheimer. Thanks for joining us for our next session. We have Matthew Walker. He’s gonna go through a presentation, and then we’ll have Q&A, but I want to encourage everyone in the audience if you have a questions there should be a chat box on your screen so you could put those in the box? You also can email me and be sure that you get posts handled. So, with that, I’m going to turn the floor over to Matt to go through the presentation.

Great. Thanks a lot, Tyler. My name’s, Matt Walker, and I am the president and CEO of the Tejon Ranch Company. Thanks to everyone for joining in today’s presentation, I’d like to introduce you to our company and connect the dots to the various parts of our business, from macro to micro, from the past to the future, to help clarify our overall business model and growth strategy. Let me start with my background. I’m a fifth generation Californian, I’m an architect by training, and I’ve been at the company since early March, and I’ve been CEO since April 1st. Prior to joining Tejon, I spent the previous 24 years at Los Angeles based Lowe Enterprises, where I managed the Master Plan Community Development business and our hospitality investment platform. It was a great experience, and I was fortunate to work on a series of once-in-a-lifetime projects, both inside and outside of California. One of these was SUNCADIA. Over 20 years, SUNCADIA became the largest master plan community in the state of Washington. It’s located about 75 miles east of Seattle, which is coincidentally, the same distance as Tejon Ranch is from downtown Los Angeles. There are a lot of similarities between the two. So that’s a little bit about my background.

Let’s talk about the company and my vision for the future. As you know, we are a publicly traded company, so before I get into the meat of my presentation, I want to mention that some of our material includes forward-looking statements that are based on current expectations, estimates, and assumptions. And such statements aren’t guarantees and are, therefore, subject to various risks and uncertainties and as noted in the presentation, our annual report on Form 10K and other publicly filed documents will provide more detailed information about these risks and uncertainties.

With that out of the way, I’d like to start off by sharing some of my thoughts about what makes Tejon Ranch unique in the public equities market. So, unlike a REIT which owns a portfolio of discrete income producing assets across some geographic markets, our entire company is contained in one single property at one single location. That is our 270,000 acre ranch. So, our one and only goal is to find any and every way to extract value out of our one single asset. It’s no surprise that doing business in California can be extremely challenging. So, our competitive advantage at Tail Branch is our proven ability in this challenging environment to secure valuable land use approvals for our master plan communities. In the real estate industry, we call those approvals entitlements. And in California, in particular, we then defend those entitlements against litigation, which is part of the process, and is typically related to the California environment. That process can take years or even decades to achieve, but once we’ve obtained those approvals, we’ve created an immense amount of value for that land. In California, because the regulatory environment, the barriers to entry for new master plan communities is incredibly high. However, those barriers create scarcity, and that scarcity drives tremendous value. Location is everything in the real estate industry. The ranch is in a very unique location to California, at the northern edge of Los Angeles County and the southern edge of Kern County, with interstate 5 running along our western edge of our property. The five freeway is the primary North/South artery in the state, and there are 100,000 cars that pass through the ranch every day. Our unique location takes advantage of three major secular changes in California, which are driving that growth.

The first is population migration, the population in southern California is moving away from the crowded neighborhoods in Central Los Angeles and out to the suburban periphery. Communities like Santa Clarita or Lancaster or Palmdale, they’ve seen huge population increases, and that growth is headed north. We also see large population increases in southern San Joaquin Valley, places like Bakersfield, and that population is moving south. Tejon Ranch sits right smack in the middle of this path of migration. In fact, we couldn’t be in a better location to capture the growth headed north and the growth headed south.

Second, we’re simply not building enough new homes in California. The state estimates that there’s a housing shortage of two and a half million homes, and that number is growing every year. The lack of new supply is driving prices higher, and the homes are becoming more unaffordable than ever. What this means is that there will be a tremendous, sustained demand for the 35,000 homes that we are planning to build. Frankly, the market can’t get them soon enough.

And third, the way that goods and materials move from supplier to consumer has been changing dramatically, but in a way that directly impacts the range. The two largest ports in the country in terms of cargo are the Port of Los Angeles and the Port of Long Beach. Goods leave those ports, and they are distributed to industrial facilities throughout the region. As a result, the inland empire is now the epicenter of industrial activity in the nation. On top of this, the rise of e commerce has created even more demand for industrial space because e commerce requires three times the industrial space as traditional retail. As the Inland Empire has expanded farther and farther from the ports, it’s been limited by geographic boundaries, by mountains to the north and to the east, by the Pacific Ocean, to the south, and the west, so the only practical place for industrial to expand with any meaningful scale has been to the Northwest, along Interstate 5, right into the hands of Tejon Ranch. We’ve capitalized on being in this path of growth, and it’s overseeing the development of 7 million square feet of new industrial space at the Tejon Ranch Commerce Center, or TRCC. And we’re not even halfway built yet. That growth has created thousands of jobs between the warehouses and the retail, jobs, which, by the way, are looking for a place to live nearby, and now we’re capitalizing on that. So, combining these three trends, population migration, housing shortage, and increased industrial demand, have created an irreplaceable nexus of an opportunity for people to work, to live, and to play, whether that’s dining, shopping, or recreating, all right here on the ranch. So, these are the simple macro bets that form the foundation of our business strategy.

Now that we’ve taken a look at the macro drivers of the business, let’s understand the micro side. After spending the last two months on the ranch, it’s been immediately apparent to me just how interconnected the various parts are. What’s more impressive is that the benefit of the interconnectedness is more than just a diversification of risk. These parts form a highly symbiotic ecosystem. Let me explain. Let’s take our farming operations. We’ve got wine grapes, almonds, pistachios, and as a few weeks ago, 120,000 new olive trees. These crops play an important role supporting our extensive water contracts whose ultimate benefit is to provide a reliable, long term source of water for 35,000 homes. Likewise, are grazing leases and our hunting operations are critical to supporting the ongoing upkeep and maintenance of our ranch, which is a big undertaking since the ranch is half the size of Rhode Island. We also have a number of leases, royalties, and commodity businesses, oil and gas, cement, solar, or water contracts, which, by the way, become increasingly valuable during time to drill, which is increasingly more frequent. So, all of these parts of the business, they resemble what you might see in a land company, or perhaps an ag or a tanker company. These types of companies throw off lots of cash with high margins, and it allows us to maintain long term optionality on our land. There’s a second part of our business, which includes all of the operating assets in TRCC like industrial, retail, or outlets, and our new multifamily. Some we’ve developed with JV partners, some we’ve developed ourselves. Again, these are operating assets with stable, predictable cash flows. It’s important to note that when you’re developing these communities, one of the hardest things to do is to create a job base. We’ve been incredibly fortunate to start with the job base, because that critical mass of thousands of onsite jobs will be driving the residential demand going forward. So collectively [these] both support the master plan community development business, which is the source of our long term growth. We’re almost halfway through the buildout of our first Master Planned community, which is the Tejon Ranch Commerce Center. We have three more communities on the way.

In the mid 1990s, the company saw an opportunity to extract value from the land and turn from an agricultural focus into a diversified real estate company. We recognize that the 100,000 cars per day along Interstate 5 showed huge potential for industrial expansion, and from that realization came the idea for TRCC. The company understood that there was a shortage of large, deep industrial sites in the Inland Empire, so we envisioned super regional distribution center with ample parking that would offer a range of building sizes from 233,000 square feet up to a million seven square feet. It was ideally located close to the ports of Los Angeles and Long Beach and the port of Oakland with easy access to Interstate 15 and points eastward. The property entitlement process, including our successful litigation, took 10 years from start to finish. Today, our Industrial Center remains 100% occupied with international companies like IKEA and Nestle. There have been 7 million square feet of industrial developed so far with 11 million square feet still to go. TRCC began with a joint venture for a travel center that serves professional drivers and travelers. Now our JD includes two travel centers, and our gas stations and convenience stores sell over a million gallons of fuel per month. Then the restaurants that we built started gaining traction, and they expanded to more than 20 that we have today. We later added an output center with nearly 60 stores, and we sold several hotel pads to provide a hub for travelers. Today, the retail operates at 95% occupancy. Residential flowed naturally from the housing demand from the thousands of people who worked on site. This prompted our vision for Terra Vista, which will have 495 multifamily residences at buildout. This month, we began delivering the first phase with 228 units. TRCC has been transformed into a vibrant master planned community with full time residents. When you put all this together, it showcases not only our extraordinary landholdings, but in the strategic flywheel that we’ve been steadily building, where land use approvals unlocked development opportunities, where industrial and retail growth generate jobs and fuel residential demand, and where residential development, in turn attracts neighborhood, retail, and services. Together, these repeating cycles create sustained, compounding land value. This flywheel has been in motion, creating value for many years at TRCC. A high priority for me in leading Tejon Ranch is to leverage that momentum to fully unlock the economic potential of our remaining land assets for our shareholders.

As I mentioned, we create value in three ways. We talked about the land company part of our business, which are high margin, low cost fee streams. We talked about recurring cash flow from operating assets that are stable and predictable. And third, we have our master planned community development business. This is where we create value in the land through our entitlements. Here, we’re in the business of converting unentitled ranch land, which isn’t worth very much, and through decades of effort, we convert that land into highly valuable master plan community land, which is worth potentially five to ten times more than that branch land is worth. We then improve that land with roads and utilities and infrastructure and amenities so that we’re in the position to sell it to home builders and to developers or end users. And that land is again, worth five to ten times more. In total, we’ve created potentially 25 to 100x in value as a result of our entitlement and development process. And we ultimately created these operating assets with stable recurring compounding cash flow. So, when you look at this, over 25 years, you’re able to harvest your investment, and you get this J curve effect in terms of accelerated compounded growth. But you can see from the chart on the bottom right, we’ve generated more than 110 million in cumulative cash flow from commercial and industrial development at TRCC. During that time, the price of our industrial land has increased from 57 cents a foot to $9 a foot on a price per acre basis. That’s the meaningful compounding. So, we have one J curve at TRCC, but let’s remember that we have multiple J curves in play by supporting the value creation effort in our other communities. For me, it’s about focusing on compounding long term value instead of the finite, short term value. Yes, it takes patience, and I appreciate that it could be a hard business for the market to understand, but it’s a winning strategy over the long term, and we’re right at the inflection point.

So, let’s put all the pieces together. Let’s consider the recurring cash flow that comes out of TRCC with the industrial, the retail and the outlets, and not factoring in any future contribution from our multifamily, which’s opened this month. As I’ve said, this cash flow is stable and predictable. We estimate that the net asset value from TRCC provides a meaningful measure of how our overall valuation can be understood, factoring in a range of calculary assumptions. This suggests that our market value is captured just in the NAV of our first activated master planned community. Now, the market tends to undervalue land until it’s put to use. However, I contend that, especially in California, there is significant value for entitled land for 16,000 units, and ongoing efforts to secure approvals on another 19,000, plus all of the commercial density. So, let’s say that unentitled ranch land is worth somewhere between $1,500 and $10,000 an acre, with the right ag use and water rights, it might be worth two or three times more. After that, after that land is entitled, it would sell anywhere from $260,000 an acre to $1.2 million an acre based on our financial disclosures of historical land sales at TRCC. And then you look at any number of public historical land comps for entitled but unimproved Master Plan Community residential land here in Southern California, or in the Southwest, and that would represent a significant increase in value. But when I consider our 16,000 units, which are already entitled, I see a compelling, long-term value proposition. Sure, it’s incredibly difficult to get anything approved in California, but there are two ways to look at that. I take our 16,000 units, and for me, that’s a moat the size of Manhattan for our long-term business. The scale of the approvals is massive, especially in a high barrier state like California. And by the way, what I definitely wouldn’t do is to just sell off all that density for pennies on the dollar. I’d be chopping off all of those compounding J curves right before the inflection points. I’ve been in the institutional real estate investment industry for the past 25 years. I understand investor expectations and am in the business of astutely allocating capital to drive our value, and more than anything, I’m in the business of building things with a compelling investment thesis, and it’s clear to me that the market has been waiting for us to do just that. The plan development business is a long game. That doesn’t always translate well into a quarterly earnings story. But that’s why we must keep the J curves in mind. What’s important to realize is that we have been successful. We have won 16,000 residential units fully entitled and defended against litigation in California. That accomplishment has taken us 10, 15, 20 years. That’s well within the same time frame of other master planned communities in California. Take the Irvine Company or Rancho Michigan Viejo, in Orange County, take what Five Point is doing in Valencia, just 30 miles to the south of us in the same growth corridor. All of those master plan communities took decades to go from the entitlement to the ultimate sale of homes. In California, this land has real value. Let me be clearer, we have four master planned committees. Three of them are entitled. One of them, TRCC, is halfway built out. One of them, Grapevine, is preparing for mapping and completing permits, and one of them, Mountain Village, already has 401 subdivided lot. And you have a new CEO who’s ready to build on several decades of entitlement success and transform the company into the future. Yes, these are challenging times, and yes, there’s a lot of noise out there, but when you cut through it all, and you look at the drivers of our long term value, and you look at the tailwinds to support our underlying business, and the massive moat, which supports our 16,000 approved residential units, I couldn’t be more excited about the future. And with that, I’m happy to take some questions.

TYLER BATORY: Okay, great, thank you for that a lot of your detail. If you have questions in the audience, feel free to put them in the chat box or you can email me. I think the first thing that I do, I’m going to ask here, I think there’s a well published sized proxy fight that’s going on. So, I don’t know if you want to make it in general comments or address that more specifically.

MATTHEW WALKER: Sure, thanks for asking, glad you asked. Yes, we’re going through a contested election. We have what we believe is an opportunistic, short-term shareholder who’s taking advantage of our cumulative voting rules, and they’re trying to put up three nominees on our board. After that, we don’t really know, because they’ve admitted they don’t have a plan. Their candidates aren’t qualified, and they’re over-boarded and ISS and Glass Lewis and Egan Jones all agree with us. From the little that they’ve said and without any sincere dialogue, it seems they want us to shut down most of our master plan community efforts. Sounds like what they want to do is take away all that interconnected synergy that I just spoke about, all that R&D effort that goes into those 25 year plans that have these huge upsides. You want to break all of our j curves and do it just before our inflection points. So, I’m confident that if they sat down [with us] and truly tried to listen and understand our plan, they’d come to a similar conclusion that our growth strategy is. That’s what I’ll say about the contested election.

TYLER BATORY: Okay, I appreciate that comment there. To take a step back, I guess a little bit more about what attracted to you to this opportunity, you know, and kind of how you’re thinking about, what you’ve learned over the past month or so as you’ve been the CEO.

MATTHEW WALKER: Sure, there are two primary things that attracted me to the opportunity. The first was the opportunity to work with a great team who cares deeply about the ranch, and they’re committed to adding value, any and every way they possibly can. So, the team here is outstanding. And then the second, when you look at the value creation opportunity, it’s extraordinary. I mean, it’s a phenomenal piece of land, it’s a strategic location that’s three hours from 20 million people, and there are just an endless number of opportunities for creating value. So, the combination of those two things is what attracted me to come and join the team here, and lead Tejon Ranch into the future. I touched on some of the things that I initially observed when getting here. The complexity of the property and the way their pieces are all interconnected, you can’t really appreciate until you get involved. And then, alongside that are the incredible opportunities to create value in both a micro and macro-basis. And then, finally, as I’ve gotten into understanding our master plan community efforts, I’m really excited about the future, and I’ve been in, as I’ve mentioned, I’ve been in this business for 25 years. I’ve developed master plan communities all over the country, including in California. And I really believed that what we can create here can be one of the great places to live and to work and to play that there is here in the country. So, I’m excited.

TYLER BATORY: So, I’m sticking to the business a little bit more on some follow up questions and you actually got questions from the audience here that’ll start out with. So, you have four master planned communities, three are entitled, one is 50% built out. One of the communities that’s entitled is Mountain Village. I think you mentioned there’s a number of plots approved for residential. Just talk a little bit more about, you have a process we’re starting construction there, when might start to see a little bit more movement in terms of development on that one specifically.

MATTHEW WALKER: Sure. As I mentioned and as you reiterated Mountain Village is fully entitled that’s gone through a litigation process. We’ve gone through a tentative map process, and we actually have a final map and subdivided box on 401 So we are the farthest along with that master plan community. My goal and objective and priority moving forward is to work to capitalize that and then move through the final permitting process of the building permit process and then break ground and build the infrastructure that is necessary to bring water and power to the site, create foot roads and utilities and amenities and then start selling residential real estate. There’ll be a hospitality component as part of that, so I look forward to drawing on my two decades of hospitality experience to help make that a phenomenal place.

TYLER BATORY: And I’m sure we have some folks on the line from California. There’s probably a lot of others that are not from California, so talk a little bit more about permit backdrop, the entitlement process. Why is it so challenging? Why is it so difficult in California? And then speak to your experience you’ve been in this business for a number of years, you know, how it’s a competitive advantage for your company in terms of dealing with the process and being in California?

MATTHEW WALKER: Sure, I mean, you are right, California is a very challenging place to get entitlements. It really is driven CEQA. And the bar for challenging approvals under CEQA is very, very low. We’ve been very fortunate to have, and to develop strong support at the local and community and county level. So, you look at our master plan communities in Kern County, which would be the Tejon Ranch Commerce Center and Grapevine and Mountain Village. We’ve had outstanding support from the county supervisors there. We’re also in the process of getting the entitlements on Grapevine, which sits in Los Angeles County. Los Angeles County is a different environment than Kern County, but we have not had any county supervisors there vote against us. I think that says a lot in today’s environment that we’ve got support from both sides of the aisle. So it’s not really an issue with the county and the public jurisdictions. It’s managing our way through this entitlement process. We’ve been successful. We’ve been successful at three out of the four master plan committees. We’re still working through Centennial, but as I mentioned, we’ve got 16,000 units of density approved. That’s a lot of real estate that we’ve got to focus on, and we are doing just that. It’s a long process in addition to just obtaining your entitlements, you have to go through, you know, extensive permitting through state and federal agencies. We’re at various stages throughout our projects and doing that. We’re excited for the future.

TYLER BATORY: How much of a competitive advantage is that, I would imagine it’s fairly complex and a lot of heavy lifting behind the scenes to get the necessary approval to move forward.

MATTHEW WALKER: It really has been, and it’s, there’s an art and science to it. On the art side, we have developed extremely deep and extensive relationships at all levels of the state and with all the major stakeholders. You have to get people to trust you and to explain to them that you’ve got a plan that is beneficial to as many people as possible. My predecessor, Greg, has been extraordinary and his ability to get those approvals and work with all the all the relevant parties, and I’ve been fortunate to have continuity in the CEO role, as I’ve started off. You need to understand all the jurisdictions and the different rules that make California different, at the end of the day. You need to find out what’s important to your stakeholders and have your communities address those issues. Now you’ve got to be patient. And you’ve got to be in it for the long haul, which we are, having a long term perspective to whether the ups and downs is very important.

TYLER BATORY: I think you talked about some of the shortage of industrial space in the Inland Empire, one that’s potentially a competitive advantage. Just talk a little bit more about the demand that your seeing on the industrial side of things and I guess more broadly, just interested in some of the general macro or the general economic factors that impact the industrial space specifically.

MATTHEW WALKER: Sure. I think I covered pretty well the macro story that we have for industrial. We’ve got an outstanding site that provides us with scale that’s allowed us to develop a world class industrial complex. That proximity puts us closer to northern California, so you cut down on transportation cost, and it’s really convenient to get onto interstate 15 and head east from there. The industrial business has changed dramatically following COVID, there was a huge run up in new supply in the Inland Empire, and most of Metropolitan Los Angeles. We’ve been very fortunate because we control most of the remaining land, we can control the buildout and the development of new supplies. So, we’ve been very careful to see that we aren’t overbuilt. And that’s one of the reasons why our industrial is 100% occupied right now. I’d be remiss if I didn’t talk about the impact of tariffs right now. It’s definitely caused an uncertainty in the overall industrial investment market, but during times like these, we really do rely upon our competitive advantages, like I mentioned you’ve got a strategic location, a world class facility. We think our value proposition for tenets and for people looking to do build suits is really attractive. We’ve got very attractive industrial labor costs in Kern County, and then we also are a designated foreign trade zone in what that allows us to do if tenants opt into it, and we’ve had some who have to opt into a program that allows them to defer, and in some cases, reduce their overall impact of the tariffs. We think that all of those are some of the reasons why we’ve been able to be successful with Blue Chip tennis and partners, like IKEA and Nestle. Finally, I will say that we’ve been pleasantly surprised at the amount of rental inquiries that we’ve had in the current environment. We think we’ve got one of the most competitive logistics platforms in California and I guess at the end of the day, I’m focused on skating to where the pucks’s going to be, not where it is, so we’re looking forward.

TYLER BATORY: So expand on that a little bit more. So the inquiries that you received more recently, have those picked up, perhaps because of the tariff side of things? Are people or some potential partners looking to move away from the inland Empire or I’m just trying to get a sense of kind of like, what the inbound demand potentially is something like?

MATTHEW WALKER: You know, I think most people who are inquiring are taking a much longer term view of what’s going on, so you’re coming to TRCC because you see the value of this strategic location for the Western region, right? Whether that’s California, whether that’s the entire Western part of the United States. So, these aren’t decisions about what’s going to happen the next six months. And I think that’s part of the reason why we continued to see inquiries as we move forward. I think it’s been pretty well publicized about it too, in terms of the housing shortage in the country overall, so many housing shortages in California.

TYLER BATORY: In terms of the potential demand for residential where you’re building, are there any, like, specific drivers, I don’t know if there’s any sort of additional development that might drive some extra demand, or are you thinking it’s more if people relocating or just can’t find a place that’s affordable to live in other areas with California, than you might choose to live kind of where you you’re building.

MATTHEW WALKER: I guess I put residential demand on a spectrum, right? So, at one end of the spectrum are people looking for a multifamily apartment, right? Those people want convenience to where they want to work. They want access to onsite amenities, and they want a place where they can build and grow and hopefully move up into something new. So we are addressing that with our Terra Vista apartments, and we think over the long term, the people that move into our apartments today will hopefully be buying a home from us into the future. Beyond that, for our master planned communities, it’s a macro play. The numbers, I mean, the numbers are daunting, right? We are so undersupplied in terms of new residential supply, we really can’t get the residential out there fast enough. So there’s yes, there’s demand as demand moves from Los Angeles County to the northwest, and as areas like Santa Clarita, Lancaster, Palmdale, get more and more built out, people are looking for what’s next. And how can I can I find a place to live? And how can I do it at any scale? Because again, unless we build more housing, um, prices are going to continue to rise, and we believe that we can be an attractive alternative for people in the future, whether that’s people expanding to the northwest from LA and as I mentioned also, there’s growth in the San Joaquin Valley, and people looking for the next community in, you know, south of Bakersfield, what we ultimately have to offer people is to own a piece of the ranch and we’ve got a spectacular set of natural amenities as you’re going to find, certainly any place within a metropolitan area of scale of Los Angeles. So we think you’ve got a lot to offer.

TYLER BATORY: All right, so we’re right up against it in terms of time, so, thank you for joining us. One of thank you one of the audience as well. I’m and enjoy the rest of the day. Great. Thanks a lot, Tyler. Thanks to everyone.

Forward Looking Statements

This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Tejon’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect Tejon’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, Tejon does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Tejon’s business results are subject to a variety of risks, including business conditions and the general economy, future commodity prices and yields, market forces, the ability to obtain various governmental entitlements and permits, interest rates and other risks inherent in real estate and agriculture businesses. For further information on factors that could affect Tejon’s business results, refer to Tejon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

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Participants

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